Exhibit 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Advanced Flower Capital Inc. (the “Company”) for the period ending June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Daniel Neville, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2026

	By:	/s/ Daniel Neville
Daniel Neville
Chief Executive Officer
(Principal Executive Officer)
*A signed original of this written statement required by Section 906 has been provided to Advanced Flower Capital Inc. and will be retained by Advanced Flower Capital Inc. and furnished to the Securities and Exchange Commission or its staff upon request.